Exhibit 16.1

WANG CERTIFIED PUBLIC ACCOUNTANT, P.C.

Wang Certified Public Accountant P.C.

135-27 38th AVE.

Flushing, NY 11354

WWW.Q9Q.COM

Jan. 15, 2019

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re: Future FinTech Group, Inc.

Dear Sirs/Madams:

We have received a copy of the statements being made by Future FinTech Group, Inc. in Item 4.01 of its Form 8-K dated January 9, 2019 and captioned “Dismissal of Independent Registered Public Accounting Firm.”

We agree with the statements contained therein concerning our firm.

Sincerely,

/s/ Wang Certified Public Accountant, P.C.

Wang Certified Public Accountant, P.C.